                                                                   Exhibit 3(b)

BONUS
PRODUCT
COMMISSIONS

                                               SELECT                            5.00%       credit

               Issue                                                  Issue
               Ages 80                                              Ages 81
               & Under                                               & Over

                                  Trail                                        Trail
                                 ------------------------                     ------------------------
                                    During                                       During
                        Upfront  SC period   Thereafter              Upfront  SC period   Thereafter
                      -----------------------------------           ----------------------------------
                      -----------------------------------           ----------------------------------
               Trail
          Commission
           on Option

              A           5.00%      0.00%        0.00%                3.00%      0.00%       0.00%
              B           4.25%      0.25%        0.25%                2.50%      0.25%       0.25%
              C           3.00%      0.50%        0.50%                1.50%      0.50%       0.50%
              D           2.50%      0.50%        1.00%                1.25%      0.50%       1.00%